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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 3, 2002




                             SMITHFIELD FOODS, INC.
             (Exact name of registrant as specified in its charter)


    VIRGINIA                    0-2258                  52-0845861
(State or other              (Commission              (IRS Employer
jurisdiction of               File Number)         Identification No.)
 incorporation)


         200 COMMERCE STREET
         SMITHFIELD, VIRGINIA                          23430
 (Address of principal executive                    (Zip Code)
             offices)


       Registrant's telephone number, including area code (757) 365-3000


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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On May 3, 2002, Smithfield Foods, Inc. (the "Registrant") dismissed its independent public accountants, Arthur Andersen LLP ("Andersen").

Also on May 3, 2002, the Registrant retained Ernst & Young LLP ("E&Y") as its new independent public accountants. The change in accountants was ratified and approved by the Board of Directors of the Registrant, upon the recommendation of the Board's Audit Committee. E&Y will audit the financial statements of the Registrant for the fiscal year ending April 28, 2002.

During the Registrant's two most recent fiscal years, and the subsequent interim periods through May 3, 2002, there were no disagreements between the Registrant and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on the Registrant's financial statements for such periods.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the Registrant's two most recent fiscal years ended April 28, 2002, or during any subsequent interim period through May 3, 2002.

The audit reports issued by Andersen on the consolidated financial statements of the Registrant as of and for the fiscal years ended April 30, 2000 and April 29, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant provided Andersen with a copy of the foregoing disclosures, and a letter from Andersen confirming its agreement with these disclosures is attached as Exhibit 16.1 to this report.

During the Registrant's two most recent fiscal years ended April 28, 2002 and through May 3, 2002, the Registrant did not consult with E&Y with respect to the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

Exhibit
Number    Description
-------   -----------

16.1 Letter of Arthur Andersen LLP regarding change in certifying accountant


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                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           SMITHFIELD FOODS, INC.
                           (Registrant)

                           By:    /s/ DANIEL G. STEVENS
                               ----------------------------------
                                      (Signature)

                                 Daniel G. Stevens
                                 Vice President and Chief
                                 Financial Officer

Dated:  May 10, 2002


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